UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24, 2020

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

As previously reported, in February 2016, Consolidated Water Co. Ltd. (the “Company”), through its wholly-owned subsidiary, Consolidated Water U.S. Holdings, Inc. (“CW-Holdings”), entered into a stock purchase agreement (the “Purchase Agreement”) with Aerex Industries, Inc. (“Aerex”) and Thomas Donnick, Jr. (“Donnick”). Aerex is a custom and specialty manufacturer of water treatment-related systems and products and provides design, engineering, management, operating and other services applicable to commercial, municipal and industrial water production.

Pursuant to the terms of the Purchase Agreement, CW-Holdings purchased a 51% ownership interest in Aerex for an aggregate purchase price of approximately $7.7 million. CW-Holdings also acquired from Donnick an option (the “Call Option”) to compel Donnick to sell, and granted to Donnick an option to require CW-Holdings to purchase, his 49% ownership interest in Aerex to CW-Holdings at a price based upon the fair market value of Aerex at the time of the exercise of the Call Option.

On January 24, 2020, as a result of CW-Holdings’ exercise of the Call Option, CW-Holdings purchased from Donnick his remaining 49% ownership interest in Aerex for an aggregate purchase price of $8,500,000. The purchase price was based upon the fair market value of Aerex as agreed to between CW-Holdings and Donnick. After giving effect to the purchase, CW-Holdings owns 100% of the outstanding capital stock of Aerex.

Aerex generated income from operations of approximately $2.0 million on revenue of approximately $10.5 million for the nine months ended September 30, 2019. Aerex incurred a loss from operations of ($147,906) on revenue of approximately $7.3 million for the year ended December 31, 2018.

On January 29, 2020, the Company issued a press release announcing the consummation of the transaction described above, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: January 29, 2020